UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Last Event Report): February 5, 2007

ELANDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51805	71-0861848
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 Cordova Road

Suite 312

Fort Lauderdale, FL 33316

(Address of principal executive offices) (Zip Code)

(954) 728-9090

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry of a Material Definitive Agreement.

Effective February 5, 2007, Elandia, Inc. entered into a Credit Agreement with Latin Node, Inc., a Florida corporation; Latin Node, LLC, a Florida limited liability company; Latinode Communications Corporation, a Florida corporation; Nsite Software, LLC, a Florida limited liability company; Tropical Star Communications, Inc., a Florida corporation; TS Telecommunications, Inc., a Florida corporation; Total Solutions Telecom, Inc., a Florida corporation; Crossfone Hondorus S.A., a Hondorus corporation; and Latin Node Europe, GmBH, a German corporation (collectively, “Latin Node”), pursuant to which Elandia loaned to Latin Node the principal sum of $3,000,000. The loan is evidenced by a Secured Promissory Note that bears interest at an annual rate of 10% and has a maturity date of March 1, 2007. The loan is secured by certain assets of Latin Node, as more particularly described in a Security Agreement entered into simultaneously with the Credit Agreement and Secured Promissory Note. In addition, the loan is secured by the pledge of shares, membership interests, partnership interests and other equity interests owned by Latin Node, Inc. in certain subsidiaries and affiliated entities, all as more particularly described in a Stock Pledge Agreement entered into simultaneously with the Credit Agreement and Secred Promissory Note.

The foregoing is merely a summary of the terms and conditions of the loan to Latin Node and does not purport to be a complete discussion of the documents executed. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Secured Promissory Note, Credit Agreement, Security Agreement and Stock Pledge Agreement attached as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report and incorporated by this reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective February 5, 2007, Elandia executed a Promissory Note in favor of Stanford International Bank Ltd., our principal stockholder (“Stanford”). The Note is in the principal amount of $12,000,000. The loan bears interest at an annual rate of 10%. All amounts advanced under the Note shall be used by Elandia solely for the purpose of (i) making one or more loans to Latin Node, and (ii) paying all costs and expenses of the financing to Latin Node. Any amounts under the Note which have not been advanced to Latin Node shall be returned to Stanford. All amounts advanced to Latin Node by Elandia, up to a maximum principal amount of $5,000,000, shall be payable on or before March 5, 2007, provided Elandia has the right to extend the maturity of up to $5,000,000 by providing certain additional fees, warrants, rights and other benefits to Stanford.

The foregoing is merely a summary of the terms and conditions of the loan from Stanford and does not purport to be a complete discussion of the Promissory Note. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Promissory Note attached as Exhibit 10.5 to this Current Report and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Credit Agreement dated as of February 5, 2007, by and among Latin Node, Inc., a Florida corporation, Latin Node, LLC, a Florida limited liability company; Latinode Communications Corporation, a Florida corporation; Nsite Software, LLC, a Florida limited liability company; Tropical Star Communications, Inc., a Florida corporation; TS Telecommunications, Inc., a Florida corporation; Total Solutions Telecom, Inc., a Florida corporation; Crossfone Hondorus S.A., a Hondorus corporation; and Latin Node Europe, GmBH, a German corporation (collectively, jointly and severally, “Latin Node”); and Elandia, Inc.

10.2	Secured Promissory Note dated February 5, 2007, due March 1, 2007, issued by Latin Node in favor of Elandia.

10.3	Security Agreement dated as of February 5, 2007, by and among Latin Node and Elandia.

10.4	Stock Pledge Agreement dated February 5, 2006 between Latin Node and Elandia.

10.5	Promissory Note dated February 5, 2007, issued by Elandia in favor of Stanford International Bank Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELANDIA, INC.

Dated: February 5, 2007	By:	/s/ Harley L. Rollins
	Name:	Harley L. Rollins
	Title:	Chief Financial Officer